EXHIBIT 99.1

Chemung Financial Reports Second Quarter 2015 Net Income of $2.6 Million, or $0.55 Per Share, on Net Interest Income of $12.6 Million

ELMIRA, N.Y., July 23, 2015 (GLOBE NEWSWIRE) -- Chemung Financial Corporation (Nasdaq:CHMG), the parent company of Chemung Canal Trust Company ("the Bank"), today reported net income of $2.6 million, or $0.55 per share, for the second quarter of 2015 compared to $1.9 million, or $0.41 per share, for the second quarter of 2014.

Ronald M. Bentley, Chemung Financial Corporation CEO stated:

"The continued growth in our commercial loan portfolio drove a $29 million increase in loans outstanding during the year and a 4.7% increase in net interest income in the second quarter over the same period in the prior year. Increasing net interest income and managing expenses remains a priority for us and we continue to look for opportunities to enhance income and gain efficiencies in our day-to-day operations."

Second Quarter Highlights1

  Loans, net of deferred fees increased $28.8 million, or 2.6%

  Commercial loans increased $46.3 million, or 7.5%

  Deposits increased $52.0 million, or 4.1%

  Net interest income increased $0.5 million, or 4.7%

  Provision for loan losses decreased $0.8 million, or 76.5%

  Dividends declared during the quarter were $0.26

A more detailed summary of financial performance follows:

1 Balance sheet comparisons are calculated for June 30, 2015 versus December 31, 2014. Income statement comparisons are calculated for the second quarter of 2015 versus prior-year second quarter.

2nd Quarter vs 1st Quarter 2015

Net Interest Income:

Net interest income for the quarter totaled $12.6 million compared with $12.3 million for the prior quarter, an increase of $0.3 million, or 2.5%. The increase was due primarily to interest income from our commercial loan portfolio and interest and dividends from our taxable securities. Fully taxable equivalent net interest margin was 3.50%, compared with 3.49% for the prior quarter. The yield on interest-earning assets was flat, while the cost of interest-bearing liabilities decreased one basis point. Average interest-earning assets increased $12.6 million compared to the prior quarter.

Non-Interest Income:

Non-interest income for the quarter was $5.3 million compared with $5.2 million for the prior quarter, an increase of $0.1 million, or 2.7%. The increase was primarily due to increases of $0.2 million in net gains on security transactions, $0.1 million in service charges on deposit accounts, and $0.1 million in wealth management group fee income. These increases were offset by a $0.2 million decrease in other non-interest income. The $0.2 million in net gains on security transactions was due to the sale of $48.3 million of U.S. government sponsored agencies and Treasury securities during the quarter to reallocate funds to higher yielding mortgage-backed securities. The $0.2 million decrease in other non-interest income was mostly due to additional other real estate owned rental income during the prior quarter.

Non-Interest Expense:

Non-interest expense for the quarter was $13.8 million compared with $13.7 million for the prior quarter, an increase of $0.1 million, or 0.6%. The increase was due primarily to increases of $0.1 million in professional services, other real estate owned expenses, and salaries and wages, respectively. These increases were offset by decreases of $0.2 million in pension and other employee benefits and $0.1 million in other non-interest expense. The $0.1 million increase in other real estate owned expenses was due to a $0.1 million fair market adjustment on three properties with pending accepted offers. The $0.2 million decrease in pension and other employee benefits was mostly due to lower healthcare claims and reimbursement of workers' compensation costs from the prior year.

2nd Quarter 2015 vs 2014

Net Interest Income:

Net interest income for the quarter totaled $12.6 million compared with $12.1 million for the same period in the prior year, an increase of $0.5 million, or 4.7%. The increase was due primarily to interest income from our commercial loan portfolio, offset by a decrease in interest and dividends from our taxable securities. Fully taxable equivalent net interest margin was 3.50%, compared with 3.51% for the same period in the prior year. The yield on interest-earning assets and cost of interest-bearing liabilities both decreased three basis points, respectively. Average interest-earning assets increased $62.7 million compared to the same period in the prior year.

Non-Interest Income:

Non-interest income for the quarter was $5.3 million compared with $5.4 million for the same period in the prior year, a decrease of $0.1 million, or 1.5%. The decrease was due primarily to a decrease in net gains on security transactions, as $48.3 million of U.S. government sponsored agencies and Treasury securities were sold in the second quarter of 2015 to reallocate funds to higher yielding mortgage-backed securities resulting in a gain on sale of $0.2 million, compared to $29.2 million sold  during the same period in the prior year, generating a $0.5 million gain. In addition, service charges on deposit accounts decreased $0.1 million, which was offset by additional wealth management group fee income of $0.2 million.

Non-Interest Expense:

Non-interest expense for the quarter was $13.8 million compared with $13.6 million for the same period in the prior year, an increase of $0.2 million, or 1.8%. The increase was due primarily to increases of $0.2 million in other real estate owned expenses and increases of $0.1 million in net occupancy, pension and other employee benefits, data processing, and furniture and equipment, respectively. These increases were offset by a $0.3 million decrease in other non-interest expense. The $0.2 million increase in other real estate owned expenses was due in part to a $0.1 million fair market adjustment on three properties with pending accepted offers.

Asset Quality

Non-performing loans totaled $12.9 million at June 30, 2015, or 1.12% of total loans, compared with $7.8 million at December 31, 2014, or 0.69% of total loans. The increase in non-performing loans at June 30, 2015 was primarily in the commercial loan segment of the loan portfolio. Non-performing assets, which are comprised of non-performing loans and other real estate owned, were $15.2 million, or 0.98% of total assets, at June 30, 2015, compared with $10.8 million, or 0.71% of total assets, at December 31, 2014.

Management performs an ongoing assessment of the adequacy of the allowance for loan losses based upon a number of factors including an analysis of historical loss factors, collateral evaluations, recent charge-off experience, credit quality of the loan portfolio, current economic conditions and loan growth. Based on this analysis, the provision for loan losses for the second quarter of 2015 and 2014 were $0.3 million and $1.1 million, respectively. Net charge-offs for the quarter were $0.1 million compared with $0.6 million for the same period in the prior year.

At June 30, 2015 the allowance for loan losses was $14.0 million, compared with $13.7 million at December 31, 2014. The allowance for loan losses was 109.1% of non-performing loans at June 30, 2015, compared with 176.0% at December 31, 2014. The ratio of the allowance for loan losses to total loans was 1.22% at June 30, 2015, compared with 1.22% at December 31, 2014.

Balance Sheet Activity

Assets totaled $1.554 billion at June 30, 2015 compared with $1.525 billion at December 31, 2014, an increase of $29.1 million, or 1.9%. The growth was due primarily to increases of $28.8 million, or 2.6%, in the loan portfolio, $9.6 million, or 3.3% in investment securities, partially offset by a decrease of $7.6 million, or 21.6% in accrued interest receivable and other assets. The increase in loans can be attributed to increases of $46.3 million in commercial loans and $1.6 million in mortgages, offset by a $19.1 million decrease in consumer loans, attributed mostly to the indirect loan portfolio after ending promotional rates during the last quarter of 2014. The $9.6 million increase in investment securities can be mostly attributed to the investment of excess cash from our municipal client deposits into higher yielding mortgage-backed securities during the quarter. The $7.6 million decrease in accrued interest receivable and other assets can be mostly attributed to the receipt of insurance proceeds from the Wealth Management Group legal settlement during the second quarter.

Deposits totaled $1.332 billion at June 30, 2015 compared with $1.280 billion at December 31, 2014, an increase of $52.0 million, or 4.1%. The growth was mostly attributable to increases of $54.5 million in money market accounts, $19.2 million in non-interest-bearing demand deposits, and $8.2 million in interest-bearing demand deposits. Partially offsetting the increases noted above was a $31.1 million decrease in time deposits. The changes in money market accounts and demand deposits can be attributed to the seasonal net inflow of deposits from our municipal clients.

Total equity was $136.5 million at June 30, 2015 compared with $133.6 million at December 31, 2014, an increase of $2.9 million, or 2.2%. The increase was primarily due to earnings of $4.9 million, a reduction of $0.7 million in treasury stock, offset by a $0.3 million increase in accumulated other comprehensive loss and $2.4 million in dividends declared during the year.

The total equity to total assets ratio was 8.79% at June 30, 2015 compared with 8.77% at December 31, 2014. The tangible equity to tangible assets ratio was 7.22% at June 30, 2015 compared with 7.13% at December 31, 2014. Book value per share increased to $28.92 at June 30, 2015 from $28.44 at December 31, 2014. As of June 30, 2015, the Bank's capital ratios were in excess of those required to be considered well-capitalized under regulatory capital guidelines and the Corporation met capital requirements under regulatory guidelines.

Other Items

The market value of total assets under management or administration in our Wealth Management Group was $1.917 billion at June 30, 2015 compared with $1.956 billion at December 31, 2014, a decrease of $38.8 million, or 2.0%.

About Chemung Financial Corporation

Chemung Financial Corporation is a $1.6 billion financial services holding company headquartered in Elmira, New York and operates 34 retail offices through its principal subsidiary, Chemung Canal Trust Company, a full-service community bank with trust powers. Established in 1833, Chemung Canal Trust Company is the oldest locally-owned and managed community bank in New York State. Chemung Financial Corporation is also the parent of CFS Group, Inc., a financial services subsidiary offering non-traditional services including mutual funds, annuities, brokerage services, tax preparation services and insurance.

This press release may be found at: www.chemungcanal.com under Investor Relations.

Chemung Financial Corporation
Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014
ASSETS
Cash and due from financial institutions	$ 28,014	$ 29,643	$ 28,130	$ 31,957	$ 35,981
Interest-bearing deposits in other financial institutions	1,650	55,230	1,033	3,069	30,301
Total cash and cash equivalents	29,664	84,873	29,163	35,026	66,282

Trading assets, at fair value	635	601	549	483	450

Securities available for sale	290,571	266,307	280,507	288,097	286,398
Securities held to maturity	6,045	5,693	5,831	5,430	5,274
FHLB and FRB stocks, at cost	4,873	4,148	5,535	4,362	4,730
Total investment securities	301,489	276,148	291,873	297,889	296,402

Commercial	665,303	652,217	619,002	601,018	581,170
Mortgage	198,469	198,628	196,806	192,870	194,603
Consumer	286,634	292,727	305,766	320,294	308,580
Loans, net of deferred loan fees	1,150,406	1,143,572	1,121,574	1,114,182	1,084,353
Allowance for loan losses	(14,028)	(13,892)	(13,686)	(13,151)	(13,632)
Loans, net	1,136,378	1,129,680	1,107,888	1,101,031	1,070,721

Loans held for sale	668	628	665	1,167	914
Premises and equipment, net	30,874	31,548	32,287	32,431	29,938
Goodwill	21,824	21,824	21,824	21,824	21,824
Other intangible assets, net	4,478	4,763	5,067	5,384	5,708
Accrued interest receivable and other assets	27,623	34,707	35,223	28,322	23,642
Total assets	$ 1,553,633	$ 1,584,772	$ 1,524,539	$ 1,523,557	$ 1,515,881

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Non-interest-bearing demand deposits	$ 385,467	$ 376,773	$ 366,298	$ 372,916	$ 365,056
Interest-bearing demand deposits	118,988	127,593	110,819	138,751	124,803
Insured money market accounts	447,360	476,464	392,871	391,671	393,390
Savings deposits	199,437	199,349	198,183	196,406	199,664
Time deposits	180,725	187,951	211,843	211,255	225,515
Total deposits	1,331,977	1,368,130	1,280,014	1,310,999	1,308,428

FHLB overnight advances	15,600	--	30,830	--	--
Securities sold under agreements to repurchase	31,882	31,084	29,652	30,981	30,746
FHLB advances and other debt	22,201	22,259	22,286	27,125	24,520
Accrued interest payable and other liabilities	15,453	27,006	28,129	14,891	10,406
Total liabilities	1,417,113	1,448,479	1,390,911	1,383,996	1,374,100

Shareholders' equity
Common stock	53	53	53	53	53
Additional-paid-in capital	45,468	45,477	45,355	45,555	45,494
Retained earnings	116,817	115,450	114,383	111,105	112,624
Treasury stock, at cost	(16,704)	(16,900)	(17,378)	(17,640)	(17,640)
Accumulated other comprehensive income (loss)	(9,114)	(7,787)	(8,785)	488	1,250
Total shareholders' equity	136,520	136,293	133,628	139,561	141,781
Total liabilities and shareholders' equity	$ 1,553,633	$ 1,584,772	$ 1,524,539	$ 1,523,557	$ 1,515,881

Period-end shares outstanding	4,719,874	4,712,156	4,699,186	4,685,627	4,682,369

Chemung Financial Corporation
Consolidated Statements of Income (Unaudited)
	Three Months Ended June 30,		Percent	Six Months Ended June 30,		Percent
(In thousands, except share and per share data)	2015	2014	Change	2015	2014	Change
Interest and dividend income:
Loans, including fees	$ 12,096	$ 11,449	5.7	$ 23,999	$ 22,617	6.1
Taxable securities	1,164	1,264	(7.9)	2,253	2,768	(18.6)
Tax exempt securities	239	258	(7.4)	458	522	(12.3)
Interest-bearing deposits	20	25	(20.0)	43	43	0.0
Total interest and dividend income	13,519	12,996	4.0	26,753	25,950	3.1

Interest expense:
Deposits	492	517	(4.8)	978	1,040	(6.0)
Securities sold under agreements to repurchase	212	212	0.0	421	420	0.2
Borrowed funds	168	192	(12.5)	365	382	(4.5)
Total interest expense	872	921	(5.3)	1,764	1,842	(4.2)

Net interest income	12,647	12,075	4.7	24,989	24,108	3.7
Provision for loan losses	259	1,103	(76.5)	649	1,741	(62.7)
Net interest income after provision for loan losses	12,388	10,972	12.9	24,340	22,367	8.8

Non-interest income:
Wealth management group fee income	2,198	1,989	10.5	4,324	3,872	11.7
Service charges on deposit accounts	1,224	1,350	(9.3)	2,362	2,582	(8.5)
Net gains on securities transactions	252	522	(51.7)	302	522	(42.1)
Net gains on sales of loans held for sale	98	83	18.1	150	125	20.0
Net gains (losses) on sales of other real estate owned	42	(14)	N/M	120	(44)	N/M
Other	1,512	1,476	2.4	3,254	3,313	(1.8)
Total non-interest income	5,326	5,406	(1.5)	10,512	10,370	1.4

Non-interest expense:
Salaries and wages	5,188	5,156	0.6	10,288	10,309	(0.2)
Pension and other employee benefits	1,557	1,479	5.3	3,286	2,838	15.8
Net occupancy	1,757	1,659	5.9	3,607	3,452	4.5
Furniture and equipment	789	715	10.3	1,522	1,345	13.2
Data processing	1,552	1,414	9.8	3,113	2,895	7.5
Professional services	420	421	(0.2)	689	643	7.2
Amortization of intangible assets	285	324	(12.0)	589	669	(12.0)
Marketing and advertising	271	332	(18.4)	506	625	(19.0)
Other real estate owned expense	224	45	397.8	308	132	133.3
FDIC insurance	280	274	2.2	566	543	4.2
Loan expense	175	146	19.9	315	295	6.8
Merger and acquisition expenses	--	29	(100.0)	--	115	(100.0)
Other	1,325	1,585	(16.4)	2,770	3,062	(9.5)
Total non-interest expense	13,823	13,579	1.8	27,559	26,923	2.4

Income before income tax expense	3,891	2,799	39.0	7,293	5,814	25.4
Income tax expense	1,314	869	51.2	2,440	1,820	34.1
Net income	$ 2,577	$ 1,930	33.5	$ 4,853	$ 3,994	21.5

Basic and diluted earnings per share	$ 0.55	$ 0.41		$ 1.03	$ 0.85
Cash dividends declared per share	0.26	0.26		0.52	0.52
Average basic and diluted shares outstanding	4,716,734	4,680,776		4,711,699	4,678,977

N/M - Not meaningful

Chemung Financial Corporation
Consolidated Financial Highlights (Unaudited)

	As of or for the Three Months Ended					As of or for the Six Months Ended
(In thousands, except share and per share data)	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	June 30, 2015	June 30, 2014

RESULTS OF OPERATIONS
Interest income	$ 13,519	$ 13,234	$ 13,922	$ 13,341	$ 12,996	$ 26,753	$ 25,950
Interest expense	872	892	888	915	921	1,764	1,842
Net interest income	12,647	12,342	13,034	12,426	12,075	24,989	24,108
Provision for loan losses	259	390	1,650	589	1,103	649	1,741
Net interest income after provision for loan losses	12,388	11,952	11,384	11,837	10,972	24,340	22,367
Non-interest income	5,326	5,186	11,400	4,986	5,406	10,512	10,370
Non-interest expense	13,823	13,736	15,792	17,763	13,579	27,559	26,923
Income (loss) before income tax expense (benefit)	3,891	3,402	6,992	(940)	2,799	7,293	5,814
Income tax expense (benefit)	1,314	1,126	2,510	(621)	869	2,440	1,820
Net income (loss)	$ 2,577	$ 2,276	$ 4,482	$ (319)	$ 1,930	$ 4,853	$ 3,994

Basic and diluted earnings (loss) per share	$ 0.55	$ 0.48	$ 0.96	$ (0.07)	$ 0.41	$ 1.03	$ 0.85
Average basic and diluted shares outstanding	4,716,734	4,706,774	4,690,519	4,683,797	4,680,776	4,711,699	4,678,977

PERFORMANCE RATIOS
Return on average assets	0.66%	0.59%	1.17%	(0.08)%	0.51%	0.63%	0.54%
Return on average equity	7.52%	6.79%	12.54%	(0.90)%	5.44%	7.16%	5.68%
Return on average tangible equity (a)	9.32%	8.45%	15.49%	(1.11)%	6.75%	8.89%	7.08%
Efficiency ratio (b)	75.83%	76.26%	85.10%	75.07%	77.21%	76.04%	77.25%
Non-interest expense to average assets (c)	3.55%	3.57%	4.11%	3.55%	3.62%	3.56%	3.63%
Loans to deposits	86.37%	83.59%	87.62%	84.99%	82.87%	86.37%	82.87%

YIELDS / RATES - Fully Taxable Equivalent
Yield on loans	4.26%	4.28%	4.49%	4.33%	4.40%	4.27%	4.45%
Yield on investments	1.91%	1.83%	1.98%	1.95%	1.91%	1.87%	2.00%
Yield on interest-earning assets	3.74%	3.74%	3.96%	3.82%	3.77%	3.74%	3.81%
Cost of interest-bearing deposits	0.21%	0.20%	0.21%	0.22%	0.22%	0.21%	0.23%
Cost of borrowings	2.64%	2.74%	2.65%	2.85%	2.93%	2.69%	2.92%
Cost of interest-bearing liabilities	0.34%	0.35%	0.36%	0.37%	0.37%	0.35%	0.37%
Interest rate spread	3.40%	3.39%	3.60%	3.45%	3.40%	3.39%	3.44%
Net interest margin, fully taxable equivalent	3.50%	3.49%	3.71%	3.55%	3.51%	3.50%	3.55%

CAPITAL
Total equity to total assets at end of period	8.79%	8.60%	8.77%	9.16%	9.35%	8.79%	9.35%
Tangible equity to tangible assets at end of period (a)	7.22%	7.04%	7.13%	7.51%	7.68%	7.22%	7.68%

Book value per share	$ 28.92	$ 28.92	$ 28.44	$ 29.78	$ 30.28	$ 28.92	$ 30.28
Tangible book value per share	23.35	23.28	22.71	23.98	24.40	23.35	24.40
Period-end market value per share	26.48	28.30	27.66	28.09	29.54	26.48	29.54
Dividends declared per share	0.26	0.26	0.26	0.26	0.26	0.52	0.52

AVERAGE BALANCES
Loans (d)	$ 1,141,412	$ 1,132,473	$ 1,112,297	$ 1,097,133	$ 1,047,181	$ 1,136,967	$ 1,027,408
Earning assets	1,462,842	1,450,249	1,410,804	1,404,165	1,400,156	1,456,580	1,390,922
Total assets	1,563,346	1,558,919	1,522,834	1,509,315	1,504,153	1,561,056	1,496,412
Deposits	1,353,895	1,338,913	1,307,305	1,301,083	1,298,159	1,346,452	1,290,581
Total equity	137,386	135,974	141,845	142,944	142,318	136,684	141,693
Tangible equity (a)	110,945	109,219	114,786	115,553	114,603	110,087	113,804

ASSET QUALITY
Net charge-offs (recoveries)	$ 123	$ 184	$ 1,116	$ 1,070	$ 625	$ 307	$ 885
Non-performing loans (e)	12,862	10,419	7,778	7,209	7,712	12,862	7,712
Non-performing assets (f)	15,238	12,925	10,843	10,328	8,345	15,238	8,345
Allowance for loan losses	14,028	13,892	13,686	13,151	13,632	14,028	13,632

Annualized net charge-offs to average loans	0.04%	0.07%	0.40%	0.39%	0.24%	0.05%	0.17%
Non-performing loans to total loans	1.12%	0.91%	0.69%	0.65%	0.71%	1.12%	0.71%
Non-performing assets to total assets	0.98%	0.82%	0.71%	0.68%	0.55%	0.98%	0.55%
Allowance for loan losses to total loans	1.22%	1.21%	1.22%	1.18%	1.26%	1.22%	1.26%
Allowance for loan losses to non-performing loans	109.07%	133.33%	175.96%	182.42%	176.76%	109.07%	176.76%

(a) See the GAAP to Non-GAAP reconciliations.
(b) Efficiency ratio is non-interest expense less merger and acquisition expenses less amortization of intangible assets less legal settlement divided by the total of fully taxable equivalent net interest income plus non-interest income less net gains on securities transactions less gain from bargain purchase less gain on liquidation of trust preferred securities.
(c) For the non-interest expense to average assets ratio, non-interest expense does not include legal settlement expense.
(d) Loans include loans held for sale. Loans do not reflect the allowance for loan losses.
(e) Non-performing loans include non-accrual loans only.
(f) Non-performing assets include non-performing loans plus other real estate owned.
N/M - Not meaningful.

Chemung Financial Corporation

GAAP to Non-GAAP Reconciliations (Unaudited)

The Corporation prepares its Consolidated Financial Statements in accordance with GAAP; these financial statements appear on pages 5-6. That presentation provides the reader with an understanding of the Corporation's results that can be tracked consistently from period-to-period and enables a comparison of the Corporation's performance with other companies' GAAP financial statements.

In addition to analyzing the Corporation's results on a reported basis, management uses certain non-GAAP financial measures, because it believes these non-GAAP financial measures provide information to investors about the underlying operational performance and trends of the Corporation and, therefore, facilitate a comparison of the Corporation with the performance of its competitors. Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies.

The SEC has adopted Regulation G, which applies to all public disclosures, including earnings releases, made by registered companies that contain "non-GAAP financial measures." Under Regulation G, companies making public disclosures containing non-GAAP financial measures must also disclose, along with each non-GAAP financial measure, certain additional information, including a reconciliation of the non-GAAP financial measure to the closest comparable GAAP financial measure and a statement of the Corporation's reasons for utilizing the non-GAAP financial measure as part of its financial disclosures. The SEC has exempted from the definition of "non-GAAP financial measures" certain commonly used financial measures that are not based on GAAP. When these exempted measures are included in public disclosures, supplemental information is not required. The following measures used in this Report, which are commonly utilized by financial institutions, have not been specifically exempted by the SEC and may constitute "non-GAAP financial measures" within the meaning of the SEC's new rules, although we are unable to state with certainty that the SEC would so regard them.

Fully Taxable Equivalent Net Interest Income, Net Interest Margin, and Efficiency Ratio

Net interest income is commonly presented on a tax-equivalent basis. That is, to the extent that some component of the institution's net interest income, which is presented on a before-tax basis, is exempt from taxation (e.g., is received by the institution as a result of its holdings of state or municipal obligations), an amount equal to the tax benefit derived from that component is added to the actual before-tax net interest income total. This adjustment is considered helpful in comparing one financial institution's net interest income to that of other institutions or in analyzing any institution's net interest income trend line over time, to correct any analytical distortion that might otherwise arise from the fact that financial institutions vary widely in the proportions of their portfolios that are invested in tax-exempt securities, and that even a single institution may significantly alter over time the proportion of its own portfolio that is invested in tax-exempt obligations. Moreover, net interest income is itself a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average interest-earning assets. For purposes of this measure as well, fully taxable equivalent net interest income is generally used by financial institutions, as opposed to actual net interest income, again to provide a better basis of comparison from institution to institution and to better demonstrate a single institution's performance over time. The Corporation follows these practices.

The efficiency ratio is a non-GAAP financial measures which represents the Corporation's ability to turn resources into revenue and is calculated as non-interest expense divided by total revenue (fully taxable equivalent net interest income and non-interest income), adjusted for one-time occurrences and amortization. This measure is meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation's productivity measured by the amount of revenue generated for each dollar spent.

	As of or for the Three Months Ended					As of or for the Six Months Ended
	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	June 30, 2015	June 30, 2014
(In thousands, except per share data)
NET INTEREST MARGIN - FULLY TAXABLE EQUIVALENT
AND EFFICIENCY RATIO
Net interest income (GAAP)	$ 12,647	$ 12,342	$ 13,034	$ 12,426	$ 12,075	$ 24,989	$ 24,108
Fully taxable equivalent adjustment	133	136	148	156	170	269	346
Fully taxable equivalent net interest income (non-GAAP)	$ 12,780	$ 12,478	$ 13,182	$ 12,582	$ 12,245	$ 25,258	$ 24,454

Non-interest income (GAAP)	$ 5,326	$ 5,186	$ 11,400	$ 4,986	$ 5,406	$ 10,512	$ 10,370
Less: net gains on security transactions	(252)	(50)	(6,347)	--	(522)	(302)	(522)
Less: recoveries from other-than-temporary impairments	--	--	(50)	--	--	--	(465)
Adjusted non-interest income (non-GAAP)	$ 5,074	$ 5,136	$ 5,003	$ 4,986	$ 4,884	$ 10,210	$ 9,383

Non-interest expense (GAAP)	$ 13,823	$ 13,736	$ 15,792	$ 17,763	$ 13,579	$ 27,559	$ 26,923
Less: merger and acquisition expenses	--	--	--	--	(29)	--	(115)
Less: amortization of intangible assets	(285)	(304)	(317)	(324)	(324)	(589)	(669)
Less: legal settlements	--	--	--	(4,250)	--	--	--
Adjusted non-interest expense (non-GAAP)	$ 13,538	$ 13,432	$ 15,475	$ 13,189	$ 13,226	$ 26,970	$ 26,139

Average interest-earning assets (GAAP)	$ 1,462,842	$ 1,450,249	$ 1,410,804	$ 1,404,165	$ 1,400,156	$ 1,456,580	$ 1,390,922

Net interest margin - fully taxable equivalent (non-GAAP)	3.50%	3.49%	3.71%	3.55%	3.51%	3.50%	3.55%
Efficiency ratio (non-GAAP)	75.83%	76.26%	85.10%	75.07%	77.21%	76.04%	77.25%

Tangible Equity and Tangible Assets (Period-End)

Tangible equity, tangible assets, and tangible book value per share are each non-GAAP financial measures. Tangible equity represents the Corporation's stockholders' equity, less goodwill and intangible assets. Tangible assets represents the Corporation's total assets, less goodwill and other intangible assets. Tangible book value per share represents the Corporation's equity divided by common shares at period-end. These measures are meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation's use of equity.

	As of or for the Three Months Ended					As of or for the Six Months Ended
	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	June 30, 2015	June 30, 2014
(In thousands, except per share and ratio data)
TANGIBLE EQUITY AND TANGIBLE ASSETS
(PERIOD END)
Total shareholders' equity (GAAP)	$ 136,520	$ 136,293	$ 133,628	$ 139,561	$ 141,781	$ 136,520	$ 141,781
Less: intangible assets	(26,302)	(26,587)	(26,891)	(27,208)	(27,532)	(26,302)	(27,532)
Tangible equity (non-GAAP)	$ 110,218	$ 109,706	$ 106,737	$ 112,353	$ 114,249	$ 110,218	$ 114,249

Total assets (GAAP)	$ 1,553,633	$ 1,584,772	$ 1,524,539	$ 1,523,557	$ 1,515,881	$ 1,553,633	$ 1,515,881
Less: intangible assets	(26,302)	(26,587)	(26,891)	(27,208)	(27,532)	(26,302)	(27,532)
Tangible assets (non-GAAP)	$ 1,527,331	$ 1,558,185	$ 1,497,648	$ 1,496,349	$ 1,488,349	$ 1,527,331	$ 1,488,349

Total equity to total assets at end of period (GAAP)	8.79%	8.60%	8.77%	9.16%	9.35%	8.79%	9.35%
Book value per share (GAAP)	$ 28.92	$ 28.92	$ 28.44	$ 29.78	$ 30.28	$ 28.92	$ 30.28

Tangible equity to tangible assets at end of period (non-GAAP)	7.22%	7.04%	7.13%	7.51%	7.68%	7.22%	7.68%
Tangible book value per share (non-GAAP)	$ 23.35	$ 23.28	$ 22.71	$ 23.98	$ 24.40	$ 23.35	$ 24.40

Tangible Equity (Average)

Average tangible equity and return on average tangible equity are each non-GAAP financial measures. Average tangible equity represents the Corporation's average stockholders' equity, less average goodwill and intangible assets for the period. Return on average tangible equity measures the Corporation's earnings as a percentage of average tangible equity. These measures are meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation's use of equity.

	As of or for the Three Months Ended					As of or for the Six Months Ended
	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	June 30, 2015	June 30, 2014
(In thousands, except ratio data)
TANGIBLE EQUITY (AVERAGE)
Total average shareholders' equity (GAAP)	$ 137,386	$ 135,974	$ 141,845	$ 142,944	$ 142,318	$ 136,684	$ 141,693
Less: average intangible assets	(26,441)	(26,755)	(27,059)	(27,391)	(27,715)	(26,597)	(27,889)
Average tangible equity (non-GAAP)	$ 110,945	$ 109,219	$ 114,786	$ 115,553	$ 114,603	$ 110,087	$ 113,804

Return on average equity (GAAP)	7.52%	6.79%	12.54%	(0.90)%	5.44%	7.16%	5.68%
Return on average tangible equity (non-GAAP)	9.32%	8.45%	15.49%	(1.11)%	6.75%	8.89%	7.08%

Adjustments for Certain Items of Income or Expense

In addition to disclosures of certain GAAP financial measures, including net income, EPS, ROA, and ROE, we may also provide comparative disclosures that adjust these GAAP financial measures for a particular period by removing from the calculation thereof the impact of certain transactions or other material items of income or expense occurring during the period, including certain nonrecurring items. The Corporation believes that the resulting non-GAAP financial measures may improve an understanding of its results of operations by separating out any such transactions or items that may have had a disproportionate positive or negative impact on the Corporation's financial results during the particular period in question. In the Corporation's presentation of any such non-GAAP (adjusted) financial measures not specifically discussed in the preceding paragraphs, the Corporation supplies the supplemental financial information and explanations required under Regulation G.

	As of or for the Three Months Ended					As of or for the Six Months Ended
	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	June 30, 2015	June 30, 2014
(In thousands, except share, per share and ratio data)
CORE NET INCOME
Reported net income (loss) (GAAP)	$ 2,577	$ 2,276	$ 4,482	$ (319)	$ 1,930	$ 4,853	$ 3,994
Net gains on security transactions (net of tax)	(156)	(31)	(3,907)	--	(322)	(187)	(322)
Legal settlements (net of tax)	--	--	--	2,617	--	--	--
Merger and acquisition related expenses (net of tax)	--	--	--	--	18	--	71
Core net income (non-GAAP)	$ 2,421	$ 2,245	$ 575	$ 2,298	$ 1,626	$ 4,666	$ 3,743

Average basic and diluted shares outstanding	4,716,734	4,706,774	4,690,519	4,683,797	4,680,776	4,711,699	4,678,977

Reported basic and diluted earnings (loss) per share (GAAP)	$ 0.55	$ 0.48	$ 0.96	$ (0.07)	$ 0.41	$ 1.03	$ 0.85
Reported return on average assets (GAAP)	0.66%	0.59%	1.17%	(0.08)%	0.51%	0.63%	0.54%
Reported return on average equity (GAAP)	7.52%	6.79%	12.54%	(0.90)%	5.44%	7.16%	5.68%

Core basic and diluted earnings per share (non-GAAP)	$0.51	$0.48	$0.12	$0.49	$0.35	$0.99	$0.80
Core return on average assets (non-GAAP)	0.62%	0.58%	0.15%	0.60%	0.43%	0.60%	0.50%
Core return on average equity (non-GAAP)	7.07%	6.70%	1.61%	6.38%	4.58%	6.88%	5.33%

Forward-Looking Statements:

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Corporation intends its forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding, among other things, the Corporation's expected financial condition and results of operations, the Corporation's business strategy, the Corporation's financial plans, forecasted demographic and economic trends relating to the Corporation's industry and similar matters are forward-looking statements. These statements can sometimes be identified by the Corporation's use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," or "intend." The Corporation cannot promise that its expectations in such forward-looking statements will turn out to be correct. The Corporation's actual results could be materially different from expectations because of various factors, including changes in economic conditions or interest rates, credit risk, difficulties in managing the Corporation's growth, competition, changes in law or the regulatory environment, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, and changes in general business and economic trends. Information concerning these and other factors can be found in the Corporation's periodic filings with the Securities and Exchange Commission, including in our 2014 Annual Report on Form 10-K. These filings are available publicly on the SEC's website at http://www.sec.gov, on the Corporation's website at http://www.chemungcanal.com or upon request from the Corporate Secretary at (607) 737-3746. Except as otherwise required by law, the Corporation undertakes no obligation to publicly update or revise its forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACT: For further information contact:
         Karl F. Krebs, EVP and CFO
         kkrebs@chemungcanal.com
         Phone:  607-737-3714